                                                                     EXHIBIT 2.1


[THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]."








                           PURCHASE AND SALE AGREEMENT


                                 BY AND BETWEEN



                     TEXACO EXPLORATION AND PRODUCTION INC.


                                       AND


                           BARGO PETROLEUM CORPORATION












                             DATED FEBRUARY 22, 2000


                         EFFECTIVE DATE: JANUARY 1, 2000

                                TABLE OF CONTENTS




PART ONE
   SUBJECT MATTER, DEFINITIONS AND RULES OF CONSTRUCTION.........................................................1
     1.1     Subject Matter .....................................................................................1
     1.2     Defined Terms ......................................................................................1
        Affiliate................................................................................................1
        Agreed Rate..............................................................................................1
        Agreement................................................................................................1
        Applicable Law...........................................................................................2
        Assets...................................................................................................2
        Assumed Obligations......................................................................................2
        Beneficial Interests.....................................................................................2
        Burdens..................................................................................................2
        Business Day.............................................................................................2
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        Closing..................................................................................................2
        Closing Date.............................................................................................2
        Code.....................................................................................................3
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        Contemplated Transactions................................................................................3
        Contracts................................................................................................3
        Corporate Documents......................................................................................3
        Easements................................................................................................3
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        Excluded Assets..........................................................................................4
        Excluded Obligations.....................................................................................6
        Fee Interests............................................................................................6
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        Governmental Body........................................................................................6
        HSR Act..................................................................................................6
        Hydrocarbons.............................................................................................7
        Knowledge................................................................................................7
        Leases...................................................................................................7
        Losses...................................................................................................7
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        Other Property...........................................................................................8
        Permitted Encumbrances...................................................................................8
        Person..................................................................................................10
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        Properties..............................................................................................10
        Taxes...................................................................................................10
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
     1.3     Other Definitions in the Agreement ................................................................11
     1.4     Rules of Construction .............................................................................12

--------------------------------------------------------------------------------
                                       i


PART TWO
   SALE AND PURCHASE.............................................................................................13
    2.1     Purchase and Sale ...................................................................................13
     [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
     [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
     [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
     2.5     Closing and Payment of Purchase Price ..............................................................14
     2.6     Method of Payment ..................................................................................14

PART THREE

   REPRESENTATIONS AND WARRANTIES............................................................................... 15
     3.1     Seller .............................................................................................15
     3.2     Buyer ..............................................................................................18
     3.3     Disclaimer and Notifications .......................................................................19

PART FOUR

   COVENANTS.....................................................................................................22
     4.1     Covenants of Seller ................................................................................22
     4.2     Covenants of Buyer .................................................................................23
     4.3     Covenants of Seller and Buyer ......................................................................25

PART FIVE

   CONDITIONS TO CLOSING.........................................................................................35
     5.1     Seller's Closing Conditions ........................................................................35
     5.2     Buyer's Closing Conditions .........................................................................37
      [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

PART SIX

   [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
   [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


PART SEVEN

   TAXES.........................................................................................................40
     7.1     Payment and Apportionment of Real Property Taxes and Personal Property Taxes .......................40
     7.2     Other Taxes ........................................................................................40
     7.3     Sales Taxes ........................................................................................40
     7.4     Cooperation ........................................................................................41
     7.5     Tax Proceedings ....................................................................................41
     7.6     Purchase Price Allocation ..........................................................................41
     7.7     Reservation of Section 29 Credits ..................................................................41
     7.8     Reservation of Section 43 Credits ..................................................................41

PART EIGHT

    [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
    [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

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                                       ii

    [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
    [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
    [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
    [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
    [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]



PART NINE
   MISCELLANEOUS.................................................................................................45
     9.1     Successors and Assigns .............................................................................45
     9.2     Waivers and Amendments .............................................................................45
     9.3     Notices ............................................................................................46
     9.4     Counterparts .......................................................................................47
     9.5     Entire Agreement ...................................................................................47
     9.6     Seller's Option to Elect a Tax Deferred Exchange ...................................................47
     9.7     Severability .......................................................................................47
     9.8     Applicable Law .....................................................................................48
     9.9     Expenses ...........................................................................................48
     9.10    Laws and Regulations ...............................................................................48
     9.11    Public Announcements ...............................................................................48
     9.12    Assignability ......................................................................................48
     9.13    Provisions Survive Closing .........................................................................48
     9.14    Dispute Resolution .................................................................................48
      [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


--------------------------------------------------------------------------------
                                      iii

     SCHEDULES AND EXHIBITS

Schedules
---------

      A           Contracts
                  A-1      Mid-Continent
                  A-2      East Texas
                  A-3      Permian
      B           Easements
      C           Included Equipment
      D           Excluded Assets
      E           Leases
                  E-1      Mid-Continent
                  E-2      East Texas
                  E-3      Permian
      F           Fee Interests
                  F-1      Mid-Continent
                  F-2      East Texas
                  F-3      Permian
      G           Properties and Imbalances
                  G-1      Mid-Continent
                  G-2      East Texas
                  G-3      Permian
      H           Geophysical Data
      2.4         Purchase Price Allocation
      3.1(g)      Litigation
      3.1(h)      Consents and Preferential Rights
      3.1(j)      Permits
      3.1(k)      Notices on Leases and Contract
   [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
      3.1(n)      AFE's
      4.3(d)      Gas Purchase Agreements to be Executed
      4.3(v)      Joint Use Agreements
      4.3(w)      Centrilift Equipment
      4.3(x)      Wells Requiring Mechanical Integrity Tests
      9.14        Dispute Resolution


Exhibits
--------
      A                             Assignments
      B-1 through B-2               Deeds
      C                             Oil and Gas Leases
      D                             Officer's Certificate -  Buyer
      E                             Officer's Certificate  - Seller
      F                             [intentionally left blank]

--------------------------------------------------------------------------------
                                       iv


      G                             [intentionally left blank]
      H-1 through H-2               Gas Purchase Agreements
      I                             Transition Agreement
      J                             Geophysical License Agreement (3D)
      K                             Versado Gas Purchase Agreement
      L                             Geophysical License Agreement (2D)

--------------------------------------------------------------------------------
                                       v

                           PURCHASE AND SALE AGREEMENT


     This agreement is made and entered into this 22nd day of February, 2000, by and between Texaco Exploration and Production Inc., a Delaware corporation (hereinafter "Seller"), and Bargo Petroleum Corporation, a Texas corporation, (hereinafter "Buyer"). Seller and Buyer are sometimes separately referred to herein as a "Party" and collectively as "Parties."


                                    PART ONE

              SUBJECT MATTER, DEFINITIONS AND RULES OF CONSTRUCTION

     1.1 SUBJECT MATTER. The subject matter of this Agreement is the sale by Seller to Buyer of the Assets, the purchase of the Assets and the assumption of the Assumed Obligations by Buyer, and the terms and conditions upon which all of the foregoing shall take place.

     1.2 DEFINED TERMS. For purposes of this Agreement, including the Exhibits and Schedules hereto, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.2 have the meanings assigned to them herein and the capitalized terms defined elsewhere in the Agreement by inclusion in quotation marks and parentheses have the meanings so ascribed to them.

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of such Person, whether through ownership of voting securities, by contract or otherwise, and specifically with respect to a corporation or partnership, means direct or indirect ownership of fifty percent (50%) or more of the voting stock in such corporation or of the voting interest as a partner in such partnership. In addition, Seller's Affiliates shall include Equilon Enterprises LLC, Motiva Enterprises LLC, Equiva Services LLC and Equiva Trading Company LLC.

          "AGREED RATE" means a rate per annum calculated on a 360-day basis which is equal to the lesser of (a) a rate which is one percent (1%) above the prime rate of interest of Chase Manhattan Bank, New York, New York, as announced or published by such bank from time to time (adjusted from time to time to reflect any changes in such rate determined hereunder), or (b) the maximum rate from time to time permitted by Applicable Law.

          "AGREEMENT" means this Purchase and Sale Agreement, including the Exhibits and Schedules.

--------------------------------------------------------------------------------

          "APPLICABLE LAW" means all laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, interpretations, licenses and permits of any Governmental Body, including the common or civil law, (including, without limitation, those pertaining to occupational health and safety, consumer product safety, employee benefits, the environment, securities or zoning) and all judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other Governmental Body of competent jurisdiction.

          "ASSETS" means collectively the Contracts, the Easements, the Leases, the Fee Interests, the Beneficial Interests and the Other Property, except to the extent constituting Excluded Assets.

          "ASSUMED OBLIGATIONS" means, except as constitutes Excluded Obligations (i) all liabilities, duties, and obligations that arise from the ownership or operation of the Assets after the Effective Date; (ii) all liabilities and obligations with respect to Plugging and Abandonment; (iii) all duties, liabilities and obligations under the Contracts, the Leases and the Easements arising after and in existence as of the Effective Date; (iv) the Environmental Obligations and (v) all other duties, liabilities, and obligations assumed by Buyer under this Agreement.

          "BENEFICIAL INTERESTS" means any and all rights, titles and interests owned by Seller in, under or derived from all of the presently existing pooling, unitization and communitization agreements or other operating agreements and the units created thereby (including without limitation, all units formed under orders, regulations, rules or other official acts of any Governmental Body having jurisdiction) not evidenced by Seller's ownership of lease or fee interests, including all of Seller's rights, titles and interests to such Contracts as set forth on Schedules A-1 through A-3.

          "BURDENS" means royalties (including both lessors' royalties and nonparticipating royalty interests), overriding royalties, net profits interests, production payments, and other similar obligations and burdens payable out of production.

          "BUSINESS DAY" means a day on which commercial banks are generally open for regular business in Houston, Texas.

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

          "CLOSING" means the closing of the Contemplated Transactions at 10:00 a.m. local time at Seller's offices at 1111 Bagby, Houston, Texas, on the Closing Date or at such other time or place as the Parties may mutually agree upon in writing.

          "CLOSING DATE" means March 30, 2000, or such other date as the Parties may agree in writing.

--------------------------------------------------------------------------------

          "CODE" means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations or rules issued under any of the foregoing.

               [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

          "CONTEMPLATED TRANSACTIONS" means each and all of the transactions contemplated by the Agreement.

          "CONTRACTS" means, to the extent they are assignable, all of Seller's right, title and interest in and to all valid and existing, farmout agreements, unitization agreements, pooling agreements, unit declarations, gas sales or purchase contracts, operating agreements and other contracts attributable to the Assets, or other agreements and instruments (including all amendments thereto and any agreements settling claims asserted thereunder) to the extent and only to the extent that the same relate, pertain or are incidental to the Easements, the Leases, the Fee Interests, the Beneficial Interests or the Other Property, including, without limitation, those listed on Schedules A-1 through A-3 hereto, but specifically excluding the Easements and Leases.

          "CORPORATE DOCUMENTS" means with respect to a Delaware corporation the Certificate of Incorporation and By-Laws or the equivalent documents of a corporation organized under the laws of another jurisdiction.

          "EASEMENTS" means Seller's non-exclusive or exclusive, as the case may be, rights to the use and occupancy of the surface, including, without limitation, tenements, authorizations, variances, appurtenances, surface leases, easements, permits, licenses, servitudes, rights-of-way and similar rights and interests in any way appertaining, belonging, affixed or incidental to or used in connection with the ownership or operation of the Leases, Fee Interests, Beneficial Interests or Other Property, including, without limitation, those listed on Schedule B hereto, except to the extent constituting Excluded Assets.

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]



                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]



                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


--------------------------------------------------------------------------------

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


          "EXCLUDED ASSETS" means the following:

               (a) all (i) trade credits, accounts receivable (other than those specifically included in the definition of Other Property), notes receivable and other receivables attributable to Seller's interest in the Assets with respect to any period of time prior to the Effective Date, (ii) deposits, cash, checks in process of collection, cash equivalents and funds attributable to Seller's interest in the Assets with respect to any period of time prior to the Effective Date, and
          (iii) funds attributable to third Persons for production prior to the Effective Date but suspended or impounded by Seller;

               (b) all corporate, financial, and tax records of Seller;

               (c) all claims and causes of action of Seller (i) arising from acts, omissions or events, or damage to or destruction of property occurring prior to the Effective Date, and (ii) affecting any of the excluded assets set forth in (a) through (s) of this definition;

               (d) all rights, titles, claims and interests of Seller accruing prior to the Effective Date (i) under any policy or agreement of insurance or indemnity, (ii) under any bond, or (iii) to any insurance or condemnation proceeds or awards;

               (e) all Hydrocarbons produced from or attributable to the Assets with respect to all periods prior to the Effective Date including all merchantable liquids in stock or sales tanks or associated flowlines, together with all proceeds from or of such Hydrocarbons;

               (f) claims of Seller for refund of, or loss carry forwards with respect to income or franchise taxes or any other Taxes attributable to: (i) any period prior to the Effective Date, or (ii) any of the excluded assets set forth in (a) through (s) of this definition;


--------------------------------------------------------------------------------

               (g) all amounts due or payable to Seller as adjustments or refunds under any contracts or agreements affecting the Assets, with respect to periods prior to the Effective Date, specifically including, without limitation, amounts recoverable from audits under operating agreements;

               (h) all amounts due or payable to Seller as adjustments to insurance premiums related to the Assets with respect to any period prior to the Effective Date;

               (i) all proceeds, benefits, income or revenues accruing (and any security or other deposits made) with respect to (i) the Assets prior to the Effective Date; and (ii) any of the excluded assets set forth in (a) through (s) of this definition;

               (j) all legal files; attorney-client communications or attorney work product; records and documents subject to confidentiality provisions, claims of privilege or other restrictions (including, without limitation, contractual obligations to third Persons) on access; and auditor's reports;

               (k) reserve information and reports; seismic, geochemical, and geophysical information and data, or other proprietary information relating thereto, whether owned or licensed by Seller, and any interpretive data except for certain 3D seismic data as specifically set forth in Schedule H and certain 2D seismic data licensed to Buyer pursuant to the Geophysical License Agreement attached hereto as Exhibit L;

               (l) all other bids received by Seller for the Assets or any portion thereof;

               (m) all of Seller's or Seller's Affiliates' intellectual property, including but not limited to proprietary computer software, patents, trade secrets, copyrights, names, marks, and logos;

               (n) all of Seller's vehicles, trucks (including associated tools), boats, house trailers, tools, pulling machines, warehouse stocks, microwave equipment, office computer equipment, remote terminal units, equipment or material temporarily located on the Assets, except those listed on Schedule C;

               (o) any pipelines, easements, fixtures, tanks, LACT units or equipment located on the Assets which belong to third Persons, including lessors and Affiliates of Seller;

               (p) all of Seller's interest in the equipment, facilities and other assets as more fully described on Schedule D hereto;


--------------------------------------------------------------------------------

               (q) all of Seller's interest in any oil, gas or mineral leases, mineral or surface fee or lands which (i) are not set forth on Schedules E-1 through E-3 and Schedules F-1 through F-3 or (ii) cover or pertain to lands or depths other than the particular lands or depths described in the Leases and Fee Interests specifically referenced on Schedules E-1 through E-3 and Schedules F-1 through F-3 or such depths which are specifically excepted or reserved on Schedules E-1 through E-3 and Schedules F-1 through F-3;

               (r) all of Seller's interest in any Assets which are not conveyed to Buyer pursuant to the terms of this Agreement due to a Title Defect, Material Environmental Condition or other condition; and

               (s) all real or personal property held or owned by Seller's Affiliates or any third Persons.


          "EXCLUDED OBLIGATIONS" means, with respect to any Asset, except as constitutes Environmental Obligations, any liabilities and obligations of Seller (i) due, accrued or owed prior to the Effective Date; (ii) due, accrued or owed prior to the Effective Date with respect to the payment of Burdens and Taxes; (iii) to third Persons arising from property damage or personal injury sustained prior to the Effective Date; (iv) arising from any existing litigation or demands made as of the Effective Date; (v) arising from or attributable to any Excluded Asset, and (vi) to be retained by Seller as expressly provided in this Agreement.

          "FEE INTERESTS" means all rights, titles and interests of Seller owned as of the Effective Date and the Closing Date, or acquired pursuant to Seller's rights as of the Effective Date and Closing Date under the terms of an existing Contract, in all the fee and mineral fee interests described on Schedules F-1 through F-3, insofar and only insofar as such Fee Interests cover the lands and depths set forth in Schedules F-1 through F-3. The Fee Interests shall include all of Seller's right, title and interest to all depths unless specifically limited on Schedules F-1 through F-3.

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


          "GOVERNMENTAL BODY" means any Federal, state, tribal, county, parish, municipal, or other federal, state or local governmental authority or judicial or regulatory agency, board, body, department, bureau, commission, instrumentality, court, tribunal or quasi-governmental authority in any jurisdiction (domestic or foreign).

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and all regulations thereunder.

--------------------------------------------------------------------------------

          "HYDROCARBONS" means crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons (including without limitation, coalbed gas and CO(2)) and shall also refer to all other minerals of every kind and character which may be covered by or included in the Assets.

          "KNOWLEDGE" means the actual knowledge of a Party's current corporate officers and business unit managers.

          "LEASES" means, except to the extent constituting Excluded Assets, any and all rights, titles and interests of Seller owned as of the Effective Date and the Closing Date, or acquired pursuant to Seller's rights as of the Effective Date and the Closing Date under the terms of an existing Contract, in all of the oil, gas or mineral leases, fees, and other interests described on Schedules E-1 through E-3 to the Agreement, insofar and only insofar as such Leases pertain to the lands and interests described in said Schedules. The Leases shall include all of Seller's right, title and interest to all depths unless specifically limited on Schedules E-1 through E-3.

          "LOSSES" means any and all losses, liabilities, claims, demands, penalties, fines, settlements, damages, actions, or suits of whatsoever kind and nature (but expressly excluding consequential damages), whether or not subject to litigation, including, without limitation (i) claims or penalties arising from products liability, negligence, statutory liability or violation of any Applicable Law or in tort (strict, absolute or otherwise) and (ii) loss of or damage to any property, and all reasonable out-of-pocket costs, disbursements and expenses (including, without limitation, legal, accounting, consulting and investigation expenses and litigation costs).

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

--------------------------------------------------------------------------------

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


          "OTHER PROPERTY" means, except to the extent constituting Excluded Assets,

               (a) all of Seller's interest in all wells (including, without limitation, all oil, gas, injection, disposal and other wells, whether active or inactive, productive or non-productive, plugged and abandoned or temporarily abandoned), platforms, equipment, facilities and personal property of any kind including but not limited to tubing, casing, wellheads, pumping units, production units, compressors, valves, meters, flowlines, pipelines, gathering systems, tanks, heaters, separators, dehydrators, pumps and injection units which are located on or connected with the Leases, Fee Interests, the Beneficial Interests or Easements and which are used solely and exclusively in connection with the production, treatment, gathering or transportation of Hydrocarbons from the Leases, Properties or Easements;

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]



                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]



               (d) subject to Section 4.3(b), all rights, obligations, interests and benefits to gas imbalances with respect to the Assets;

               (e) all licenses, authorizations, permits, variances and similar rights and interests related to the Leases, Fee Interests, Beneficial Interests, Easements and Contracts and personal property to be conveyed hereunder; and

               (f) [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

               "PERMITTED ENCUMBRANCES" means:

--------------------------------------------------------------------------------

               (a) all Leases, operating agreements, operator liens and working interest owner liens for obligations incurred after the Effective Date, unit, communitization and pooling agreements, farmout agreements, subleases and farmin agreements and other Contracts described on Schedules A-1 through A-3 insofar as same do not operate to increase the working interest of the Seller set forth on Schedules G-1 through G-3 without a corresponding increase in the net revenue interest and that do not operate to decrease the Seller's net revenue interest set forth on Schedules G-1 through G-3;

               (b) all Applicable Laws, and all rights reserved or vested in any Governmental Body to control or regulate the Assets in any manner including, without limitation, any adjustment to Seller's net revenue interest or gross working interest in a particular Property, caused by, or as the result of, any action of a Governmental Body which is not the result of any claims for under-payment of royalties owed to such Governmental Body nor the negligent act or omission of Seller;

               (c) liens for Taxes or assessments arising after the Effective Date not yet due and payable or not yet delinquent, or if delinquent, that are being contested in good faith by appropriate action brought in the normal course of business and to the extent covered by Seller's indemnity under Sections 8.1 and 8.5 hereof;

               (d) reversionary interests arising under farmout and farmin agreements, subleases, and the non-consent provisions of applicable operating agreements insofar as same do not operate to increase the working interest of the Seller set forth on Schedules G-1 through G-3 without a corresponding increase in the net revenue interest and that do not operate to decrease the Seller's net revenue interest set forth on Schedules G-1 through G-3;

               (e) liens imposed by Applicable Law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations arising after the Effective Date or that are not more than sixty (60) days past due or which are being contested in good faith to the extent covered by Seller's indemnity under Sections 8.1 and 8.5 hereof;

               (f) defects that have been cured by possession under applicable statutes of limitation, and

               (g) other minor defects or irregularities generally waived by prudent purchasers of oil and gas properties which (i) do not materially interfere with the operation, value or use of any of the Assets, (ii) do not prevent Buyer from receiving the proceeds of production from any of the Assets, (iii) do not operate to increase the working interest of the Seller set forth on Schedules G-1 through G-3 without a

--------------------------------------------------------------------------------
          corresponding increase in the net revenue interest and (iv) do not operate to decrease the Seller's net revenue interest set forth on Schedules G-1 through G-3.

          "PERSON" means any natural person, corporation, division of a corporation, association, company, estate, trust, partnership, joint venture, unincorporated organization, Governmental Body, or any other entity.

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


          "PROPERTIES" means an accounting unit described on Schedules G-1 through G-3 which is utilized by Seller for an allocation of revenue and expenses from the Assets.

          "PROPERTY PACKAGES" means the East Texas Properties, the Mid-Continent Properties and the Permian Basin Properties as identified in Schedule 2.4.

          "TAXES" shall mean any and all fees (including, without limitation, documentation, license, recording, filing and registration fees), taxes (including without limitation, production, gross receipts, ad valorem, value added, windfall profit tax, environmental tax, turnover, sales, use, personal property (tangible and intangible), stamp, leasing, lease, user, leasing use, excise, franchise, transfer, heating value, fuel, excess profits, occupational, interest equalization, lifting, oil, gas, or mineral production or severance, and other taxes), levies, imposts, duties, charges or withholdings of any nature whatsoever, imposed by any Governmental Body or taxing authority thereof, domestic or foreign, together with any and all penalties, fines, additions to tax and interest thereon, whether or not such tax shall be existing or hereafter adopted.

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

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                                       10

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]




               [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]





[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

          "TRANSITION AGREEMENT" means the transition agreement between Seller and Buyer attached hereto as Exhibit I.

     1.3 OTHER DEFINITIONS IN THE AGREEMENT. The following terms shall have the respective meanings ascribed to them in the Sections of the Agreement set forth below opposite such terms:



        AFEs.................................................3.1(n)
        Allocated Value......................................2.4
        Assignments..........................................2.5
        Buyer................................................Preamble

--------------------------------------------------------------------------------


        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        Deeds..................................2.5
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        Employees..............................4.3(s)
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


        Millennium Compliant ................................3.3(d)
        Oil and Gas Leases...................................2.5
        Party................................................Preamble
        Performance Deposit..................................2.3
        Permits..............................................3.1(j)
        Purchase Price.......................................2.2
        Real and Personal Property Taxes.....................7.1(a)
        Records..............................................1.2
        Rejection Notice.....................................4.3(m)(iii)
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        Reserve Report.......................................3.1(o)
        Seller...............................................Preamble
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]
        [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

1.4  RULES OF CONSTRUCTION. For purposes of this Agreement:


          (a) GENERAL. Unless the context otherwise requires, (i) "or" is not exclusive; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles that are generally accepted in the United States of America; (iii) words in the singular include the plural and words in the plural include the singular; (iv) words in the masculine include the feminine and words in the feminine include the masculine; (v) any date specified for any action that is not a Business Day shall be deemed to mean the first Business Day after such date; (vi) a reference to a Person includes its successors and assigns; and (vii) the use of the word "include" or "including" when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with
--------------------------------------------------------------------------------
     reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

          (b) PARTS AND SECTIONS. References to Parts and Sections are, unless otherwise specified, to Parts and Sections of the Agreement. Neither the captions to Parts or Sections hereof nor the Table of Contents shall be deemed to be a part of the Agreement.

          (c) EXHIBITS AND SCHEDULES. The Exhibits and Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement.

          (d) OTHER AGREEMENTS. References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to that agreement or instrument as it may from time to time be changed, amended or extended.

                                    PART TWO

                                SALE AND PURCHASE

     2.1 PURCHASE AND SALE. At the Closing, Seller shall sell, assign and convey to the Buyer and Buyer shall purchase and pay for the Assets and assume the Assumed Obligations as provided in 4.2(a) and the Material Environmental Conditions as set forth in Section 4.2(b).

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]




                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


          EXCEPT AS PROVIDED UNDER SECTION 9.15, IF BUYER FAILS TO COMPLETE THE TRANSACTION SET FORTH IN THIS AGREEMENT, THE PARTIES AGREE THAT SELLER SHALL RETAIN, AS SELLER'S SOLE REMEDY, THE PERFORMANCE DEPOSIT AS LIQUIDATED DAMAGES, WHICH THE PARTIES AGREE IS A REASONABLE SUM CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF THE SUM OF THE RANGE OF HARM TO SELLER THAT REASONABLY
--------------------------------------------------------------------------------

          COULD BE ANTICIPATED AND THE ANTICIPATION THAT PROOF OF ACTUAL DAMAGES WOULD BE COSTLY OR INCONVENIENT. IN PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE.

                      Seller                          Buyer
                      Initial___________              Initial_____________


               [TEXT OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]


     2.5 CLOSING AND PAYMENT OF PURCHASE PRICE. Subject to the terms and conditions contained herein, this sale and purchase shall close on the Closing Date. At Closing, Buyer will pay Seller the remaining unpaid portion of the Purchase Price, adjusted pursuant to the terms of this Agreement, by wire transfer of collected funds payable to Seller as set forth below. At Closing, Seller shall deliver to Buyer assignments and bills of sale in the form attached hereto as Exhibit A (the "Assignments"), deeds in the forms attached hereto as Exhibits B-1 and B-2 (the "Deeds"), oil and gas leases in the form attached hereto as Exhibit C (the "Oil and Gas Leases") as well as such certificates or other documents as are required to effect the transfer of the Assets, or the subsequent operation thereof.

     2.6 METHOD OF PAYMENT. Any amount payable under this Agreement shall be payable in immediately available funds by means of a wire transfer, if to Seller, to Seller's account at Chase Manhattan Bank, 1 Chase Plaza, New York, New York, ABA #021000021, account number 9102582567 (with immediate telephone notice to Luci Romano, (914) 253-6071), or to such other account number as Seller may by written notice direct, or if to Buyer, to Buyer's account as may be designated by Buyer.

--------------------------------------------------------------------------------

                                   PART THREE

                         REPRESENTATIONS AND WARRANTIES

     3.1 SELLER. Seller represents and warrants to Buyer that, as of the Effective Date:

          (a) ORGANIZATION AND STANDING. Seller has been duly organized and is validly existing in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business requires it.

          (b) AUTHORITY AND NO VIOLATION. The Seller has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement (a) has been duly authorized by all requisite corporate or shareholder action and (b) does not conflict with or result in a violation or breach of the Corporate Documents of the Seller or of any agreement, instrument, statute, regulation, rule, order, writ, judgment or decree to which the Seller or its property is directly or indirectly a party or is directly or indirectly subject.

          (c) VALIDITY OF AGREEMENT. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms of the Agreement, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar Applicable Laws affecting the enforcement of creditor's rights generally. The enforceability of Seller's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) NO BANKRUPTCY. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to the actual Knowledge of Seller, threatened against Seller.

          (e) BROKERS' FEES. Seller has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the Contemplated Transactions for which Buyer shall be liable.

          (f) STATUS. Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and in the regulations promulgated pursuant thereto.

          (g) LITIGATION. Except as set forth on Schedule 3.1(g), with respect to those Assets operated by Seller, there are no actions, suits, or proceedings pending [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

--------------------------------------------------------------------------------

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]





          (h) NO CONSENTS REQUIRED. Except as set forth in Section 4.3(n) and on
     Schedule 3.1(h) or consents required from Governmental Bodies as part of an ordinary course transfer, no preferential purchase rights, consents, approvals or other action by, or filing with any Person or Governmental Body is required in connection with the execution, delivery and performance by Seller of the Agreement.

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]




          (j) PERMITS. Except as set forth on Schedule 3.1(j), as to those Assets operated by Seller, Seller has obtained all material permits, licenses, and certificates required by Applicable Law in connection with the ownership and operation of Assets (the "Permits") and such Permits are in full force and effect. Except as set forth on Schedule 3.1(j), to Seller's Knowledge as to those Assets not operated by Seller, all Permits in connection with the ownership and operation of such Assets have been obtained and are in full force and effect. Except as set forth on Schedule 3.1(j), to Seller's Knowledge there are no outstanding violations with respect to such Permits and no judicial, administrative or arbitral proceeding is pending or threatened with respect to such Permits

          (k) LEASES. To Seller's Knowledge, (i) all material Leases, unit agreements, pooling agreements, communization agreements and other Contracts creating interests comprising the Properties are in full force and effect, (ii) except as set forth on Schedule 3.1(k) or 3.1(g), since January 1, 1996, Seller has not received any written notice from any third Person which is still pending claiming any material violation or repudiation of the material Leases, unit agreements, pooling agreements, communization agreements and other Contracts creating interests comprising the Properties, and (iii) Seller is entitled to be paid, and is being paid, its interests in the Properties without indemnity or guarantee

--------------------------------------------------------------------------------
     other than those customarily found in division orders and other similar agreements and documents.

          (l) IMBALANCES. To Seller's Knowledge and except for Lease obligations for the delivery of gas for residential use, the only Contracts pursuant to which Hydrocarbons produced from the Assets are being sold are described on Schedule A-1, A-2 and A-3 and there are no (i) gas imbalances except as set forth on Schedules G-1, G-2 and G-3 (which may be supplemented from time to time before the Closing) and as of the date shown on Schedules G-1, G-2 and G-3 which date shall not be more than 120 days prior to Closing, or (ii) take-or-pay or other prepayments, failure of purchasers to pay on a current basis or refund obligations for which Buyer would be liable that would have a material, adverse affect on Buyer's right to market production.



                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


          (n) CURRENT COMMITMENTS. With respect to the Assets operated by Seller, Schedule 3.1(n) contains a complete and accurate list as of the date of this Agreement of (i) all authorities for expenditures ("AFEs") in excess of $50,000 to drill or rework wells or for capital expenditures pursuant to any of the Contracts that have been proposed by Seller or any third Person on or after the Effective Date, whether or not accepted by Seller or any other third Person, and (ii) all AFEs and commitments, other than those which have been terminated or expired, in excess of $50,000 to drill or rework wells or for other capital expenditures pursuant to any of the Contacts for which all of the activities anticipated in such AFEs or commitments have not been completed by the date of this Agreement.


              [TEXT OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]


          (p) CONTRACTS. As to those Assets operated by Seller, there are no Contracts, other than those Contracts set forth on Schedules A-1 through A-3 that as of the Closing Date inhibit or preclude Buyer from realizing the material benefits of the Assets or under which Seller or any other party thereto is in default. To Seller's Knowledge, other than those Contracts set forth on Schedules A-1 through A-3 as to those Assets which are not operated by Seller, there are no material Contracts under which Seller or any other party thereto is in default.

          (q) TAXES. All ad valorem, property, production, severance and other taxes based on or measured by the ownership of the Properties or the production of Hydrocarbons
--------------------------------------------------------------------------------
     from the Properties have been properly and timely paid except those disputed in ordinary course of business if any, for which Seller has indemnified Buyer under Section 8.1 and 8.5 below.

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]



          (s) LIMITATION. The foregoing representations and warranties are given by Seller to Buyer and are not intended to be given or used by any other Person not a Party to this Agreement.

     3.2 Buyer. Buyer represents and warrants to Seller that, as of the Effective Date:

          (a) ORGANIZATION AND STANDING. Buyer has been duly organized and is validly existing in good standing under the laws of the State of Texas, and is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business requires it.

          (b) AUTHORITY AND NO VIOLATION. The Buyer has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement (i) has been duly authorized by all requisite corporate or shareholder action and (ii) does not conflict with or result in a violation or breach of the Corporate Documents of the Buyer or of any agreement, instrument, statute, regulation, rule, order, writ, judgment or decree to which the Buyer or its property is directly or indirectly a party or is directly or indirectly subject.

          (c) VALIDITY OF AGREEMENT. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms of the Agreement, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar Applicable Laws affecting the enforcement of creditor's rights generally. The enforceability of Buyer's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) NO BANKRUPTCY. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to the actual Knowledge of Buyer, threatened against Buyer.

          (e) BROKERS' FEES. Buyer has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the Contemplated Transactions for which Seller shall be liable.

--------------------------------------------------------------------------------

          (f) KNOWLEDGEABLE INVESTOR. Buyer is an experienced and knowledgeable investor and operator in the oil and gas business. In making its decision to participate in this Agreement and the Contemplated Transactions, Buyer has relied solely on its own independent investigation, analysis and evaluation of the Assets.

          (g) SECURITIES REPRESENTATION. Buyer is acquiring the Assets for its own account and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, 15 U.S.C. Section 77a et seq., or any other Applicable Laws pertaining to the distribution of securities.

          (h) FUNDING. Buyer has arranged to have available by the Closing Date sufficient funds, to enable the Buyer to pay in full the Purchase Price as herein provided and otherwise to perform its obligations under this Agreement.

          (i) OPERATOR STATUS. Buyer is, or will be as of the Closing, a qualified operator in good standing with all Governmental Bodies having jurisdiction over the Assets.

          (j) GOVERNMENTAL BODY APPROVAL. To Buyer's Knowledge, there are no facts or conditions with respect to the Assets that may cause any Governmental Body to withhold its unconditional approval of the Assignments or Deeds.

          (k) LIMITATION. The foregoing representations and warranties are given by Buyer to Seller and are not intended to be given or used by any other Person not a Party to this Agreement.

     3.3 DISCLAIMER AND NOTIFICATIONS. THERE ARE NO WARRANTIES, REPRESENTATIONS OR IMPLIED COVENANTS BETWEEN THE PARTIES EXCEPT THE MATTERS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT. THE PARTIES RESPECTIVELY DISCLAIM ANY OTHER WARRANTIES OR REPRESENTATIONS INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AND
REPRESENTATIONS IMPLIED UNDER APPLICABLE LAW.

          (a) NO IMPLIED REPRESENTATIONS. IT IS EXPRESSLY UNDERSTOOD BY THE PARTIES HERETO THAT SELLER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO TITLE (EVEN FOR THE RETURN OF THE PURCHASE PRICE
     PAID) OR THE CONDITION OR STATE OF REPAIR OF THE ASSETS, THEIR VALUE, QUALITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY USES OR PURPOSES, NOR AS TO THE CURRENT VOLUME, NATURE, QUALITY, CLASSIFICATION, OR VALUE OF THE OIL, GAS OR OTHER MINERAL RESERVES THEREUNDER OR COVERED THEREBY, NOR WITH RESPECT TO ANY APPURTENANCES THERETO BELONGING OR IN ANY WISE APPERTAINING TO SAID ASSETS, OR OTHERWISE. Seller has advised Buyer and Buyer has acknowledged that certain spills of Hydrocarbons, produced water and chemicals from oil and gas exploration, development,

--------------------------------------------------------------------------------
     production or processing have occurred, or may have occurred, upon the Assets, which could have resulted in contamination of the soil, water, ground water, or improvements on the Assets. Furthermore, Seller has cautioned Buyer to thoroughly examine and inspect the Assets for any such conditions or violations and generally as to the condition of the Assets and its improvements, including a recommendation by Seller to Buyer that Buyer engage an environmental consulting firm to make an environmental survey of the Assets, and Buyer hereby acknowledges such obligations and assumes all liabilities associated therewith.

          (b) BUYER'S INSPECTION OF THE ASSETS. Further, Buyer certifies that the Assets (including, but not limited to, any oil, gas or other mineral reserves underlying the Assets) have been, or will be prior to Closing, carefully inspected by Buyer; that Buyer is, or will be prior to Closing, familiar with their condition and value thereof, and the improvements and appurtenances (including electric wiring and machinery installed thereon) located on the Assets, inclusive of any Hydrocarbons, other soil contaminants or waste substances, whether similar or dissimilar, that may be present in the soil, water and groundwater; that Buyer has engaged, or has had the opportunity to engage prior to Closing, such contractors or consultants as Buyer deems prudent for tests and surveys of the soil, water, groundwater, Other Property, and improvements on the Assets; and that Buyer assumes any and all obligations, risks and liabilities associated therewith. Buyer acknowledges that the Assets have been or may have been used in connection with oil, gas and other mineral exploration, development and operations, as well as with respect to processing and refining operations, and, as such, equipment, appurtenances, processing and other facilities, plants, buildings, structures, improvements, abandoned and other tanks and piping (including above ground and underground tanks and piping), storage facilities, gathering and distribution lines, wells and other petroleum production facilities and appurtenances which have not been excepted and excluded from this conveyance may be located thereon. Further, Buyer acknowledges that the Assets may also contain unplugged wells, wellbores or buried pipelines or other equipment, whether or not of a similar nature, the locations of which may not now be known by Seller or be readily apparent through a physical inspection of the Assets. Buyer further accepts the Assets (including, but not limited to, any oil, gas or other minerals and/or mineral reserves underlying said Assets) AS IS, WHERE IS, IN THEIR PRESENT CONDITION AND STATE OF REPAIR, AND WITHOUT ANY REPRESENTATIONS, GUARANTIES, OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THEIR TITLE (EVEN FOR THE RETURN OF THE PURCHASE PRICE PAID), VALUE, QUALITY, MERCHANTABILITY, OR THEIR SUITABILITY OR FITNESS FOR BUYER'S INTENDED USE, OR FOR ANY USES OR PURPOSES WHATSOEVER, OR THAT THE ASSETS HAVE BEEN RENDERED FREE FROM ANY DEFECTS, HAZARDS, OR DANGEROUS CONDITIONS. FURTHERMORE, BUYER WAIVES ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES ACT - CONSUMER PROTECTION ACT, SECTION 17.41, ET SEQ., BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER.

--------------------------------------------------------------------------------

                                    BUYER'S SIGNATURE

                                    By:  _________________________

                                    Its:  _________________________

          (c) DISCLAIMER. Without limiting the generality of the foregoing, but in furtherance of same, SELLER DISCLAIMS ANY AND ALL LIABILITY ARISING IN CONNECTION WITH ANY ENVIRONMENTAL MATTERS INCLUDING, WITHOUT LIMITATION, ANY PRESENCE OF NATURALLY OCCURRING RADIOACTIVE MATERIAL (NORM) ON THE ASSETS. IN ADDITION, THERE ARE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, INFORMATION OR MATERIALS HERETOFORE OR HEREAFTER FURNISHED IN CONNECTION WITH THE ASSETS OR AS TO THE QUALITY OR QUANTITY OF THE HYDROCARBONS AND ANY OTHER MINERAL RESERVES, IF ANY, ATTRIBUTABLE TO THE INTEREST CONVEYED HEREIN OR THE ABILITY OF THE ASSETS TO PRODUCE HYDROCARBONS OR ANY OTHER MINERALS, AND ANY AND ALL DATA, INFORMATION AND MATERIAL FURNISHED BY SELLER IS PROVIDED AS A CONVENIENCE ONLY AND ANY RELIANCE ON OR USE OF THE SAME IS AT BUYER'S SOLE RISK.

          (d) YEAR 2000 DISCLAIMER. THE CONTEMPLATED TRANSACTION SHALL BE WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION THAT ANY ASSETS EXCHANGED HEREUNDER SHALL IN ANY WAY WHATSOEVER BE MILLENNIUM COMPLIANT. FOR PURPOSES OF THIS AGREEMENT, "MILLENNIUM COMPLIANT" MEANS THAT THE ASSETS WILL ACCURATELY: (A) HANDLE DATA BEFORE, DURING, AND AFTER JANUARY 1, 2000, INCLUDING, BUT NOT LIMITED TO, ACCEPTING DATE INPUT, PROVIDING DATE OUTPUT, AND PERFORMING CALCULATIONS ON DATES OR PORTIONS OF DATES; (B) FUNCTION WITHOUT INTERRUPTION BEFORE, DURING, AND AFTER JANUARY 1, 2000, WITHOUT ANY CHANGE IN OPERATIONS ASSOCIATED WITH THE ADVENT OF THE NEW CENTURY (INCLUDING THE FACT THAT THE YEAR 2000 IS A LEAP YEAR); (C) ACCOMMODATE FOUR-DIGIT YEAR INPUT OR RESPOND TO TWO-DIGIT YEAR-DATE INPUT IN A WAY THAT RESOLVES THE AMBIGUITY AS TO CENTURY IN A DISCLOSED, DEFINED, AND PREDETERMINED MANNER; AND (D) STORE AND PROVIDE OUTPUT OF DATE INFORMATION IN WAYS THAT ARE UNAMBIGUOUS AS TO CENTURY.

--------------------------------------------------------------------------------

                                    PART FOUR

                                    COVENANTS

     4.1 COVENANTS OF SELLER. Seller covenants with the Buyer as follows:

          (a) ACCESS. From the date of execution of this Agreement until Closing except for such of the Assets not operated by Seller, Seller shall afford Buyer and Buyer's representatives full and reasonable access to the Assets in the possession of Seller during normal working hours.

          (b) FILES. From the date of execution of this Agreement until Closing, Seller shall permit Buyer and its representatives at reasonable times during normal business hours to examine, in Sellers' offices at their actual location, all abstracts of title, title opinions, title files, ownership maps, lease files, accounting files, assignments, division orders, payout statements, agreements and other Contracts pertaining to the Assets insofar as the same may now be in existence and in the possession of Seller, except those which constitute Excluded Assets. From the date of execution of this Agreement until Closing, Seller shall make available to Buyer for inspection by Buyer at reasonable times during normal business hours at their actual location, all production and engineering books, records and data in possession of Seller which are directly related to the Assets, and all other files, records, and data pertaining to the Assets, except those which may constitute Excluded Assets.

          (c) CONSENTS. Subject to Section 4.3(n), Seller shall use reasonable efforts to obtain all necessary waivers, consents, approvals, permits and authorizations and actions of third Persons to complete the Contemplated Transactions prior to Closing.

          (d) CONDUCT OF BUSINESS. From the date of execution of this Agreement and until the Closing, Seller shall (i) operate the Assets, to the extent Seller is the operator thereof, in substantially the same manner as heretofore operated; (ii) maintain books of account and records with regard to the Assets in accordance with Seller's past practices; and (iii) pay its share of all costs and expenses attributable to the Assets in accordance with past practices subject to its rights under the Final Recap set forth in Section 4.3(g). Without limitation of the foregoing but subject to the limitation set forth below, after the execution of the Agreement and prior to Closing, Seller shall have the right to make any changes, repairs or modifications, or incur any expenditures necessary or desirable in Seller's reasonable opinion for the protection of the Assets, required under the Contracts, or to comply with any Applicable Law or other legal requirement relative to the premises or to prevent or react to an emergency or environmental incident. Seller shall have the right to effect such expenditure or action with or without the approval of Buyer, acting as would any prudent operator under similar circumstances. Notwithstanding the foregoing, Seller shall not undertake or authorize any project, activity or expenditure in excess of $25,000 with respect to any one project without Buyer's prior written approval except as may be

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

     required (i) to respond to an emergency, (ii) by any Governmental Body or
     (iii) by the terms of any applicable Contract or Lease. Unless Buyer and Seller otherwise agree, Seller shall not sell, dispose or materially alter the Assets (other than the use of supplies and consumables) or remove any improvements, equipment or property which comprise the Assets (other than the use of supplies and consumables).

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     4.2 COVENANTS OF BUYER. Buyer covenants with Seller as follows:

          (a) ASSUMED OBLIGATIONS. At Closing, Buyer shall assume the Assumed Obligations.

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          (c) BUYER'S RESPONSIBILITIES. Except as otherwise provided for in
     Section 4.3(x) and the Transition Agreement, Buyer shall be responsible for the payment of all necessary and reasonable capital costs, Taxes, expenses and Burdens incurred against or applicable to the operation and use of the Assets from and after the Effective Date, whether invoiced or not. All production of Hydrocarbons from the Assets occurring from and after the Effective Date and all proceeds from or attributable thereto shall be the property of and belong to Buyer as of the Effective Date.

          (d) PAYMENT OF BURDENS. Except as otherwise provided in the Transition Agreement, Buyer shall commence the payment of Burdens for all Hydrocarbons produced beginning the first day of the month following the month in which Seller has delivered to Buyer substantially all of the Records including without limitations Records relating to accounting, accounts payables, division orders and joint interest billings necessary to administer such payments.
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


          (e) CONFIDENTIALITY. In the event that this Agreement is terminated or, if not terminated, until the Closing, all information made available to Buyer under Section 4.1 shall be maintained confidential by Buyer pursuant to the terms of the Confidentiality Agreement. The Confidentiality Agreement shall continue in force until Closing, or, in case of termination, in accordance with its terms. Buyer shall take whatever reasonable steps as may be necessary to ensure that Buyer's employees, consultants and agents comply with the provisions of this Section 4.2(e) and the provisions of the Confidentiality Agreement.

          (f) SIGNAGE. Buyer agrees that, within thirty (30) days after the Closing, it will remove or cause to be removed the names and marks used by Seller and all variations and derivatives thereof and logos relating thereto from the Assets and will not thereafter make any use whatsoever of such names, marks and logos.

          (g) COMPLIANCE WITH LAWS. Buyer hereby covenants that it will comply with all Applicable Laws in its ownership and operation of the Assets. Buyer specifically covenants that it will comply with all Applicable Laws with respect to (i) all exploration, drilling, production, Plugging and Abandonment, and (ii) the control, regulation and prevention of pollution, including, but not limited to, saltwater discharge and contamination.

          (h) RECOUPMENT OF OVERPAYMENTS. Buyer expressly agrees, at Seller's cost and expense, to reasonably assist Seller in recouping any monies from third Persons due to overpayments of royalties made prior to the Effective Date.

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               (j) INSURANCE. Buyer covenants that all insurance obtained by
          Buyer during its term of ownership of the Assets covering environmental damage, third Person property damage, personal injury or death shall name Seller as an additional insured to the extent of Buyer's liability and indemnification obligations assumed herein, and shall contain a waiver of subrogation against Seller.

               (k) ACCESS. Buyer shall afford Seller the right to enter onto and use the Assets and such other resources, including but not limited to water and power, as are reasonably necessary for Seller to remedy any Material Environmental Condition pursuant to Section 6.1(a).

               (l) RADIO FREQUENCY. Buyer shall undertake as soon as is reasonably practical following the Closing to obtain a new pump-off controller radio frequencies.



     4.3 COVENANTS OF SELLER AND BUYER. Buyer and Seller agree as follows:

          (a) PREFERENTIAL PURCHASE RIGHTS. With respect to preferential purchase rights:

               (i) Within five (5) Business Days of Seller's receipt from Buyer of Schedule 2.4, Seller shall send notice to the holders of preferential purchase rights on the Assets. Seller shall keep Buyer informed as receipt of responses from said holders are received or the applicable exercise periods expire without exercise or response from the holders.

               (ii) To the extent any preferential purchase rights are exercised to Seller's and Buyer's reasonable satisfaction, then the Assets subject to such preferential purchase rights shall not be sold to Buyer and shall be excluded from the Agreement. The Purchase Price shall be adjusted by the portion of the Allocated Value representing the portion of the Assets subject to such exercised preferential right. In the event any holder of a preferential right initially elects to exercise a particular preferential right, but subsequently refuses or elects not to consummate the purchase under the preferential right and such refusal occurs prior to sixty (60) days following the Closing Date, Buyer shall purchase such interests covered by the

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


          preferential rights for its Allocated Value as of the Effective Date and the closing of such transaction shall take place on a date mutually acceptable to Seller and Buyer not more than thirty (30) days following Seller's notification to Buyer of such failure or refusal.

               (iii) If a preferential purchase right has not been waived or the time for exercise expired prior to Closing, the Assets subject to such right shall be excluded from the Assets conveyed at Closing and the Purchase Price reduced by the Allocated Value of the affected Asset. If the time for exercise expires or a waiver is obtained by the Seller within 60 days following the Closing, Buyer shall purchase the affected Asset from Seller as of the Effective Date and the closing of such transaction shall take place on a date mutually acceptable to Seller and Buyer not more than thirty (30) days following Seller's notification to Buyer for the Allocated Value allocated to the affected Asset.

               (iv) If the Seller has failed to offer a preferential right to purchase and the holder of such right makes a timely and enforceable demand upon Seller or Buyer to offer such right, Buyer shall offer the preferential right to purchase to such holder in accordance with the Contract creating such preferential right to purchase.

          (b) PRODUCT IMBALANCES. With respect to product imbalances from the Assets, the Parties agree as follows:

               (i) UNDERPRODUCTION. The Purchase Price reflects Seller's underproduced gas position (if any) under any Contracts or wells included in the Assets as shown on Schedules G-1 through G-3. As of the Effective Date, Buyer shall assume all of Seller's rights, obligations, liabilities and responsibilities associated with Seller's underproduced gas position, including any Taxes and royalties due or payable on the value of Seller's underproduction and Seller shall have no further rights or claims whatsoever with respect to the underproduced gas. Seller and Buyer agree that the Purchase Price shall be adjusted upward at the rate of $1.00 per mcf at Closing to reflect the estimated value of any additional underproduction not reflected on Schedules G-1 through G-3 or any reduction in overproduction described in Section 4.3(b)(ii). Any additional underproduced volumes or reduction in overproduction accrued prior to the Effective Date and identified after Closing shall be accounted for as provided in Section 4.3(g) at the same rate of $1.00 per mcf.

               (ii) OVERPRODUCTION. The Purchase Price reflects Seller's overproduced gas position (if any) under any Contracts or wells included in the Assets as shown on Schedules G-1 through G-3. As of the Effective Date, Buyer hereby agrees to and shall assume all rights to Seller's overproduced gas position (but not including the gas actually overproduced) including the right to recoup Taxes and royalties associated with such overproduction, as well as all of Seller's liabilities,

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

          responsibilities and obligations to third Persons associated with such overproduced gas position and Seller shall have no further rights, liabilities, obligations or responsibilities whatsoever with respect to the overproduced gas. Seller and Buyer agree that the Purchase Price shall be adjusted downward at the rate of $1.00 per mcf at Closing to reflect the estimated value of any additional overproduction not reflected on Schedules G-1 through G-3 or reduction in underproduction described in 4.3(b)(i). Any additional overproduced volumes or reductions in underproduction accrued prior to the Effective Date and identified after Closing shall be accounted for as provided in Section 4.3(g) at the same rate of $1.00 per mcf.

          (c) OPERATORSHIP. Unless otherwise provided in the Transition Agreement, Buyer shall assume Seller's obligations for operatorship of any Seller-operated Assets conveyed herein at 7:00 a.m. local time on April 1, 2000, and shall perform all duties required in the course of business, including, but not by the way of limitation, paying Burdens and Taxes, pumping and gauging wells, working over wells, drilling new wells, filing all necessary reports required by Applicable Law or otherwise, and performing maintenance and/or repair work on the Assets. To the extent required under any Contract that affects any Asset and only after Buyer has used its commercially reasonable efforts to assume operatorship of such Asset, Seller will continue to operate said Asset pursuant to the Transition Agreement until the new operator can be properly selected. Seller does not warrant or represent that Buyer shall succeed Seller as operator of any Asset; however, Seller shall recommend to its working interest owners that Buyer succeed as operator of such Properties operated by Seller.

          (d) PROCESSING. At Closing, Buyer shall enter into gas processing agreements for the Properties listed on Schedule 4.3(d) in substantially the form attached hereto as Exhibit H-1 through H-2, or Exhibit K or such other form as to which Buyer and Versado Processors, L.L.C. shall have mutually agreed.

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               (i) BUYER'S RESPONSIBILITY. In the event Seller is required to continue to operate any of the Assets after the Closing Date pursuant to an applicable operating agreement or the Transition Agreement, Buyer shall be responsible for the payment of all necessary and reasonable capital costs, Taxes, expenses and Burdens incurred against or applicable to the operation and use of the Assets from and after the Effective Date, whether invoiced or not. Buyer shall be responsible for prorated estimates of ad valorem taxes in the absence of actuals. Further, all production from the wells located on or attributable to the Assets and all proceeds from or attributable to production from the Assets and sale thereof shall be the property of and belong to Buyer from and after the Effective Date.

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

          (j) ACCESS TO DOCUMENTS. Each Party shall provide reasonable access to all relevant documents, data and other information which may be required by the other Party for the purpose of preparing tax returns and responding to any audit by any Governmental Body. Each Party shall cooperate with all reasonable requests of the other Party made in connection with contesting the imposition of Taxes. Notwithstanding anything to the contrary in this Agreement, neither Party shall be required at any time to disclose to the other Party any tax returns or other confidential tax information.

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]









          (l) FURTHER ASSURANCES. After Closing, Seller and Buyer agree to take such further actions and to execute, acknowledge and deliver all such further documents necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant hereto.

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          (n) CERTAIN FILINGS, CONSENTS AND PERMITS. With respect to certain filings and consents required by any Governmental Body, the Parties agree that Buyer and Seller shall cooperate with one another to make all filings necessary and to obtain any necessary consents, permits, authorizations, approvals or waivers, including but not limited to filings with the Texas Railroad Commission, Oklahoma Corporation Commission, or such other state agency having jurisdiction over the Assets.

          Without limitation of the foregoing, Seller shall endeavor to obtain, and Buyer shall cooperate in connection with such endeavors, each consent set forth on Schedule 3.1(h).
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




          (o) CONSENTS.

               (i) If the holder of the right to consent or party to a maintenance of uniform interest provision affirmatively refuses to consent or waive prior to Closing, such refusal shall be automatically considered a Title Defect without the necessity of Buyer sending a Defect Notice to Seller as required under Section 4.3(m)(i) .

               (ii) Except for approvals from Governmental Bodies normally received subsequent to assignment, if Seller believes a consent or waiver may be obtained subsequent to Closing, the Property shall be excluded from the Assets conveyed at Closing and the Purchase Price reduced by the Allocated Value (or portion thereof) and held by Seller for the benefit of Buyer after Closing and Seller shall provide Buyer with the economic benefits thereof until such consent or waiver is received or until sixty (60) days following Closing, if later. If Seller obtains the consent or waiver on or before sixty (60) days following Closing, then Seller shall deliver conveyances of the Property to Buyer and Buyer shall pay to Seller the Allocated Value (or portion thereof). If the consent or waiver is not obtained or is affirmatively refused on or before sixty (60) days following Closing, Buyer shall refund to Seller any net revenues (revenues net of costs and Burdens) received by Buyer in connection with such affected portion of the Property and Seller's holding for the benefit of Buyer shall terminate, unless Buyer waives the requirement for obtaining the consent and agrees to accept the Asset and pay the value allocated to the Asset pursuant to Schedule 2.4 in exchange for Seller's conveyance of the Asset.

          (p) RISK OF LOSS. If, prior to the Closing Date, all or any material portion of an Asset is damaged or destroyed by fire or other casualty, is taken in condemnation or under the right of eminent domain or proceedings for such purposes are pending or threatened, Buyer shall purchase such portion of the Assets, notwithstanding any such damage, destruction, taking or pending or threatened taking. Seller shall pay to Buyer (as an adjustment to the Purchase Price) all sums paid to Seller by third Persons by reason of the damage, destruction or taking of such portion of the Assets to be assigned to Buyer or to the extent Seller is self-insured an amount equal to the value of the damage or destruction, and shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any unpaid awards or other payments from third Persons arising out of the damage, destruction, taking or pending or threatened taking as to such interest. If prior to the Closing Date, the applicable Assets are damaged or destroyed by fire or other casualty and the sums transferred to Buyer pursuant to the foregoing sentence do not equal the amount necessary to replace or restore the pertinent Assets to the condition they were in prior to such fire or casualty (including, without limitation, those circumstances in which Seller is self-insured), Seller shall pay to Buyer, or the Purchase Price shall be reduced by the additional amount necessary to repair or replace all damaged or destroyed Assets or restore the Assets to their condition prior to the fire or casualty loss. If the sums that Seller would be responsible for pursuant to the foregoing sentence exceed fifty percent (50%) of the

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



     Allocated Value of the pertinent Asset, Seller may elect to remove the Asset from the sale and reduce the Purchase Price by the allocated value of the pertinent Asset. Seller shall not voluntarily compromise, settle or adjust any material amounts payable by reason of any material damage, destruction, taking or pending or threatened taking as to any Asset without first obtaining the written consent of Buyer, which shall not be unreasonably withheld.

          (q) POST-CLOSING ACCESS. Except as otherwise expressly provided herein, from and after the Closing Date, Buyer and Seller shall reasonably cooperate and afford each other or cause to be afforded to their respective officers, employees, accountants and other representatives access, upon reasonable notice, during business hours with respect to the facility to which access has been requested, to review and copy the books, documents, databases or other records relating to the Assets not including the Excluded Assets (which books, documents, databases, records, or employees files or other information the Parties shall cooperate and assist one another in identifying and locating), interview, depose or seek testimony of employees with knowledge of the Assets, provide assistance in proceedings with employees with knowledge of the Assets as witnesses or advisors, investigate the physical premises, take photographs or videotapes, identify employees and contractors with knowledge of any matter which is the subject of a claim for which a Party has responsibility and make such employees available to such Party and provide reasonable office space to do any of the foregoing in connection with any matter affecting or alleged to affect the Party requesting such access.

          (r) FILING AND RECORDING OF ASSIGNMENTS, ETC. Buyer shall be solely responsible for recording of the Deeds, Assignments and Oil and Gas Leases and any other documents related to the Assets and shall promptly provide Seller with recorded copies of same. Further, Buyer shall be responsible for any recording or filing fees and documentary or transfer Taxes resulting from the Contemplated Transactions.

          (s) EMPLOYEE MATTERS. Buyer shall have no obligation, but shall have the right to solicit the field employees of Seller (and any other employees of Seller that Seller identifies in writing) who work directly on or in connection with the Assets ("Employees"), and shall have no obligation but shall have the right to offer employment to and hire any such Employees. If Buyer hires any Employee, the terms of employment shall be at Buyer's discretion. Seller is and shall be responsible for any and all employees not hired by Buyer to the extent any of Seller's employees are affected by the Contemplated Transactions.

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                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]



          (v) JOINT USE AGREEMENTS. Buyer and Seller shall, from and after the date of this Agreement, use their reasonable best efforts to negotiate and execute on or before the Closing in the case of items identified five (5) days prior to Closing or as soon thereafter as reasonably practical, mutually agreeable joint use agreements for the use and management of (i) the facilities and other equipment identified in Schedule 4.3(v) and incorporating, among others, the terms and conditions set forth in Schedule 4.3(v) and (ii) any other facilities and equipment used immediately prior to the Effective Date to operate or produce both (A) assets and properties being retained by Seller and (B) the Assets operated by Seller and which are identified in writing by the Buyer within ninety (90) days after Buyer assumes operations of the affected Asset.

          (w) CENTRILIFT EQUIPMENT. Seller leases certain equipment, as more particularly described on Schedule 4.3(w) in certain wells from Centrilift. Within ten (10) days prior to the Closing, Seller shall deliver to Buyer the payoff amounts by well for such equipment. Within five (5) days before Closing, Buyer shall notify Seller if Buyer elects to purchase such leased equipment. If Buyer elects to purchase such leased equipment, such equipment shall be included in the definition of Assets and Seller will make reasonable efforts to arrange for such sale to be consummated within sixty days after Closing. Buyer shall reimburse Seller for any costs incurred by Seller in furtherance of such purchase. If Buyer elects not to purchase the leased equipment, Seller will arrange for the removal of such leased equipment at Seller's expense as soon as is reasonably practical following the Closing.

          (x) MECHANICAL INTEGRITY TESTS. Seller shall, on or before May 1, 2000 and as required by Applicable Law, perform mechanical integrity tests on the wells set forth on Schedule 4.3(x). Seller shall sufficiently notify Buyer and permit Buyer's representative to observe such test and review such data obtained in connection with such tests. In the event of any of the wells set forth on Schedule 4.3(x) fail such test, Seller shall within five (5) days of its receipt of such test results, recommend to Buyer whether each such well should be repaired or plugged and abandoned. Buyer shall have five (5) days in which to notify Seller of its desire to (i) have Seller plug and abandon such well at Seller's costs and expense; (ii) have Seller repair such well at Buyer's costs and expense, or (iii) take over such well. All cost and expense of such tests associated with wells that are repaired by Seller or taken over by Buyer shall be borne by Buyer. All cost and expense of such tests associated with wells that are plugged and abandoned by Seller shall be borne by Seller. Nothing contained herein shall preclude Seller from taking such actions as may be immediately necessary to comply with Applicable Law or to protect the environment.

          (y) HSR FILINGS. Buyer and Seller shall promptly make all filings required under the HSR Act.

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



                                    PART FIVE

                              CONDITIONS TO CLOSING

     5.1 SELLER'S CLOSING CONDITIONS. The obligations of Seller to consummate the Contemplated Transactions are subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of Buyer contained in the Agreement or in connection with the Contemplated Transactions were true and correct when made, and shall be true and correct on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

          (b) COMPLIANCE WITH AGREEMENT. On and as of the Closing Date, Buyer shall have performed and complied with all agreements, covenants, and conditions required by this Agreement, the McFarland PSA and the Four Star PSA to be performed and complied with prior to or on the Closing Date.

          (c) INJUNCTION. As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Seller) shall be pending or threatened before any court or governmental agency seeking to restrain Seller or prohibit the Closing or seeking damages against Seller as a result of the consummation of this Agreement or the Contemplated Transactions.

          (d) CERTIFIED RESOLUTIONS AND OFFICERS' CERTIFICATE. Buyer shall have delivered to Seller (i) a certificate dated the Closing Date signed by the Secretary or an Assistant Secretary of Buyer with respect to the action of the Buyer's Board of Directors authorizing the transactions contemplated by the Agreement, and (ii) a certificate, dated the Closing Date and signed by the President or a Vice President of Buyer certifying in such detail as Seller may reasonably request to the fulfillment of the conditions specified in subparagraphs (a) and (b) of this Section 5.1, in the form attached as Exhibit D.

          (e) APPROVAL OF PROCEEDINGS. All actions, proceedings, instruments and documents required of Buyer to carry out the Agreement, or incidental thereto, and all other related legal matters shall have been approved by Nanette J. Crawford, Esq., as counsel for Seller, which approval shall not be unreasonably withheld.

          (f) [This section intentionally left blank].

          (g) CONVEYANCE. Buyer shall execute, acknowledge and deliver to Seller the Assignments, Deeds and Oil and Gas Leases substantially in the form of Exhibits A, B-1, B-2 and C as well as change of operator forms required by Applicable Laws and such other documents as may be necessary to carry out the purposes of the Agreement.
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



          (h) LETTERS IN LIEU. Buyer and Seller shall execute, acknowledge and deliver all letters in lieu as set forth in Section 4.3(f).

          (i) SECURITY. Any security required by Seller of Buyer contemplated in
     Section 4.2(i)(ii) shall have been obtained.

          (j) GAS PROCESSING AGREEMENTS. Buyer and Seller (in its capacity as operator of the affected gas plant) shall execute, acknowledge and deliver all gas processing agreements as set forth in Section 4.3(d).

          (k) JOINT USE AGREEMENTS. Buyer and Seller shall have executed, acknowledge and delivered, on or before the Closing, certain joint use agreements as described in Section 4.3(v).

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          (q) BARGO GUARANTY. Buyer shall have delivered to Seller, in a form mutually agreeable to both Buyer and Seller, the guaranty of Bargo Energy Company guaranteeing the performance of the Buyer under this Agreement.

          (r) TRANSITION AGREEMENT. Buyer and Seller shall have executed and delivered the Transition Agreement.
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


          (s) HSR ACT. All necessary filings and notifications under the HSR Act shall have been made, including any required additional information or documents, and the waiting period referred to in such Act applicable to the transactions contemplated hereby shall have expired or been terminated.

     5.2 BUYER'S CLOSING CONDITIONS. The obligations of Buyer to consummate the Contemplated Transactions are subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of Seller contained in the Agreement or in connection with the Contemplated Transactions were true and correct when made, and shall be true and correct on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

          (b) COMPLIANCE WITH AGREEMENTS. On and as of the Closing Date, Seller shall have performed and complied with all agreements, covenants, and conditions required by the Agreement to be performed and complied with prior to or on the Closing Date. McFarland Energy, Inc. and Four Star Oil & Gas Company shall have performed and complied with all agreements, covenants and conditions required by the Four Star PSA and the McFarland PSA.

          (c) INJUNCTION. As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Buyer) shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or prohibit the Closing or seeking damages against Buyer as a result of the consummation of this Agreement or the Contemplated Transactions.

          (d) CERTIFIED RESOLUTIONS AND OFFICERS' CERTIFICATE. Seller shall have delivered to Buyer (i) a certificate dated the Closing Date signed by the Secretary or an Assistant Secretary of Seller with respect to the action of the Seller's Board of Directors authorizing the transactions contemplated by the Agreement, and (ii) a certificate, dated the Closing Date and signed by the President or a Vice President of Seller certifying in such detail as Buyer may reasonably request to the fulfillment of the conditions specified in subparagraphs (a) and (b) of this Section 5.2 in the form attached as Exhibit E.

          (e) APPROVAL OF PROCEEDINGS. All actions, proceedings, instruments and documents required of Seller to carry out the Agreement, or incidental thereto, and all other related legal matters shall have been approved by Haynes and Boone, L.L.P., as counsel for Buyer, which approval shall not be unreasonably withheld.

          (f) [This section intentionally left blank].

          (g) CONVEYANCE. Seller shall execute, acknowledge and deliver to Buyer the Assignments, Deeds and Oil and Gas Leases substantially in the form of Exhibits A, B-1, B-2
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     and C, as well as change of operator forms required by Applicable Laws and such other documents as may be necessary to carry out the purposes of the Agreement.

          (h) LETTERS IN LIEU. Buyer and Seller shall execute, acknowledge and deliver all letters in lieu as set forth in Section 4.3(f).

          (i) GAS PROCESSING AGREEMENTS. Buyer and Seller (in its capacity as operator of the affected gas plant) shall execute, acknowledge and deliver all gas processing agreements as set forth in Section 4.3(d).

          (j) JOINT USE AGREEMENTS. Buyer and Seller shall have executed, acknowledge and delivered, on or before the Closing, certain joint use agreements as described in Section 4.3(v).

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          (n) TRANSITION AGREEMENT. Buyer and Seller shall have executed and delivered the Transition Agreement.

          (o) HSR ACT. All necessary filings and notifications under the HSR Act shall have been made, including any required additional information or documents, and the waiting period referred to in such Act applicable to the transactions contemplated hereby shall have expired or been terminated.
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                                    PART SIX

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                                   PART SEVEN

                                      TAXES

     Section 7.1 PAYMENT AND APPORTIONMENT OF REAL PROPERTY TAXES AND PERSONAL PROPERTY TAXES. With respect to Taxes:

          (a) Real and Personal Property Taxes. Real property taxes and personal property taxes ("Real and Personal Property Taxes") for the year in which the Effective Date occurs shall be apportioned as of the Effective Date between Seller and Buyer. Seller shall be liable for the portion of such Real and Personal Property Taxes based upon the number of days in the year occurring prior to the Effective Date, and Buyer shall be liable for the portion of such taxes based upon the number of days in the year occurring on and after the Effective Date. For any year in which an apportionment is required, Buyer shall file all required reports and returns incident to these taxes and shall remit to the appropriate taxing authorities all such taxes assessed for the year in which the Effective Date occurs. Seller may pay to Buyer, at the time of Buyer's remittance, Seller's share of such taxes.

          (b) Liability and Right to Pursue Claims. Seller shall retain liability for all adjustments, examinations or claims relating to Taxes that are paid by Seller and that are allocated to Seller pursuant to this
     Section 7.1. Seller shall administer and defend any examination, claim or adjustments arising in connection with Taxes to be paid by Buyer but which are allocated to Seller pursuant to this Section 7.1.

     Section 7.2 OTHER TAXES. All excise, windfall profit and other Taxes relating to production of Hydrocarbons attributable to the Assets prior to the Effective Date shall be allocated to Seller, and all such Taxes relating to production on or after the Effective Date shall be apportioned to Buyer.

     Section 7.3 SALES TAXES. The Purchase Price does not include any sales Taxes or other transfer Taxes imposed in connection with the sale of the Assets. Buyer shall pay any sales Tax

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or other transfer Tax, as well as any applicable conveyance, transfer and recording fee, and real estate transfer stamps or taxes imposed on the transfer of the Assets pursuant to the Agreement. If Buyer is of the opinion that it is exempt from the payment of such sales Tax or other transfer Tax, Buyer shall furnish to Seller the appropriate tax exemption certificate.

     Section 7.4 COOPERATION. Each Party to the Agreement shall provide the other Party with reasonable access to all relevant documents, data and other information which may be required by the other Party for the purpose of preparing Tax returns, establishing or defending a Tax position and responding to any audit by any taxing jurisdiction. Each Party to the Agreement shall cooperate with all reasonable requests of the other Party made in connection with contesting the imposition of Taxes. Notwithstanding anything to the contrary in the Agreement, neither Party to the Agreement shall be required at any time to disclose to the other Party any Tax returns or other confidential or privileged Tax information.

     Section 7.5 TAX PROCEEDINGS. In the event Buyer receives notice of any examination, claim, adjustment or other proceeding relating to the liability for Taxes of or with respect to Seller for any period Seller is or may be liable under the Agreement, Buyer shall within ten (10) days notify Seller in writing thereof. As to any such Taxes for which Seller is or may be liable under the Agreement, and Seller does not contest such liability as against Buyer, Seller shall be entitled at Seller's expense to control or settle the contest of such examination, claim, adjustment or other proceeding, provided Seller notifies Buyer in writing within thirty (30) days after receipt of the notice described in the preceding sentence that Seller desires to do so. The Parties shall cooperate with each in the negotiations and settlement of any proceeding described in this Section 7.5. Buyer shall provide, or cause to be provided, to Seller necessary authorizations, including powers of attorney, to control any proceeding which Seller is entitled to control pursuant to Part 7.

     Section 7.6 PURCHASE PRICE ALLOCATION. The allocation of Purchase Price provided for in this Agreement is intended to comply with the allocation method required by Section 1060 of the Code. Buyer and Seller shall cooperate to comply with all substantive and procedural requirements of Section 1060 and regulations thereunder. Buyer and Seller agree that each will not take for income Tax purposes, or permit any Affiliate to take, any position inconsistent with the allocation of Purchase Price prescribed in this Agreement.

     Section 7.7 RESERVATION OF SECTION 29 CREDITS. Seller retains the right, at its option, to pursue Tax credits authorized by Section 29 of the Code, if any, applicable to any production operations occurring prior to the Closing Date. Buyer agrees to reasonably cooperate at Seller's cost and afford Seller and its representatives, upon reasonable notice, during business hours, time to review and copy any files, documents, databases, records, or other information, necessary to establish or defend a claim for such Tax credits.

     Section 7.8 RESERVATION OF SECTION 43 CREDITS. Seller retains the right, at its option, to pursue Tax credits authorized by Section 43 of the Code, if any, applicable to any qualified projects occurring prior to the Closing Date. Buyer agrees to reasonably cooperate at Seller's

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cost and afford Seller and its representatives, upon reasonable notice, during business hours, time to review and copy any files, documents, databases, records, or other information necessary to establish or defend a claim for such Tax credits.

                                   PART EIGHT

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                                    PART NINE

                                  MISCELLANEOUS

     9.1 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the respective Parties.

     9.2 WAIVERS AND AMENDMENTS. All amendments and other modifications hereof shall be in writing and signed by each of the Parties. Any Party may by written instrument (i) waive compliance by the other Party with, or modify any of, the covenants or agreements made by the
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other Party in this Agreement or (ii) waive or modify performance of any of the obligations or other acts of the other Party. The delay or failure on the part of any Party to insist, in any one instance or more, upon strict performance of any of the terms or conditions of this Agreement, or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such terms, conditions, rights or privileges but the same shall continue and remain in full force and effect. All rights and remedies are cumulative.

     9.3 NOTICES. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when sent by telecopier (with receipt confirmed), provided that a copy is promptly thereafter mailed in the USA by first class postage prepaid mail, (c) when received by the addressee, if sent by Express Mail, Federal Express, other express delivery service (receipt requested) or by such other means as the Parties may agree from time to time or (d) five (5) Business Days after being mailed in the USA, by first class postage prepaid registered or certified mail, return receipt requested; in each case to the appropriate address and telecopier number set forth below (or to such other address and telecopier number as a Party may designate as to itself by notice to the other Party):


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                    (i)      if to Seller:
                                      Texaco Exploration and Production Inc.
                                      Attn:  Paula Gatens
                                      1111 Bagby
                                      Houston, Texas  77002
                                      Phone: 713-752-4619
                                      Fax:  713-752-7998

                    (ii)     if to the Buyer:
                                      Bargo Petroleum Corporation
                                      Attn:  Mr. Jon Clarkson
                                      700 Louisiana, Suite 3700
                                      Houston, Texas 77002
                                      Phone: 713-236-9792
                                      Fax: 713-236-9799


Each Party shall have the right upon giving ten (10) Business Days prior written notice to the other in the manner hereinabove provided, to change its address for purposes of notice.

     9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

     9.5 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, contains the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior discussions, understandings, agreements and undertakings between the Parties hereto relating to the subject matter hereof. There are no additional terms, whether consistent or inconsistent, oral or written which are intended to be part of the Parties' understanding which have not been incorporated into this Agreement, including the Exhibits and Schedules.

     9.6 SELLER'S OPTION TO ELECT A TAX DEFERRED EXCHANGE. Seller retains the right to sell its interest in the Assets to Buyer as a non-simultaneous like-kind property exchange for cash pursuant to Section 1031 of the Internal Revenue Code of 1986. Seller shall have the right to elect this tax-deferred exchange at any time prior to the date of Closing. Buyer agrees to execute additional escrow instructions, documents, agreements, or instruments to effect the exchange, provided that Buyer shall incur no material additional costs, expenses, fees or liabilities as a result of or in connection with the exchange.

     9.7 SEVERABILITY. Every provision in this Agreement is intended to be severable. If any term or provision hereof is held to be illegal or invalid for any reason whatsoever, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of Contemplated Transactions is not affected in a materially adverse manner with respect to either Party.
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     9.8 APPLICABLE LAW. This Agreement shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas, except to the extent mandatorily governed by the laws of the state in which the Assets are located

     9.9 Expenses. Except as specified herein and as the Parties may otherwise agree, each Party shall be solely responsible for all expenses incurred by it in connection with any and all Contemplated Transactions.

     9.10 LAWS AND REGULATIONS. This Agreement is subject to all Applicable
Laws.

     9.11 PUBLIC ANNOUNCEMENTS. The Parties hereto agree that prior to making any public announcement or statement with respect to the Contemplated Transaction, the Party desiring to make such public announcement or statement shall provide the other Party with a copy of the proposed announcement or statement at least seven (7) Business Days prior to the intended release date of such announcement. The other Party shall thereafter consult with the Party desiring to make the release, and the Parties shall exercise their reasonable best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both such Parties or (ii) in the case of a statement to be made solely by one Party, obtain approval of the other Party hereto to the text of a public announcement or statement. Nothing contained in this paragraph shall be construed to require either Party to obtain approval of the other Party hereto to disclose information with respect to the Contemplated Transaction to any Governmental Body to the extent required by Applicable Law or necessary to comply with disclosure requirements of the New York Stock Exchange or any other regulated stock exchange.

     9.12 ASSIGNABILITY. The rights and obligations created or assumed hereunder shall not be assignable or delegable by either Party and any assignment thereof shall be void ab initio.

     9.13 PROVISIONS SURVIVE CLOSING. All representations and warranties contained in the Agreement shall survive the Closing and continue with respect to claims made on or before twelve months following the Closing Date. Except as otherwise provided herein, the covenants, indemnities and agreements made hereunder or pursuant hereto shall survive Closing and be and remain enforceable and continue in full force and effect as to their terms and conditions following Closing and shall not be deemed to have been merged into the Closing or into the assignments or other closing documents.

     9.14 DISPUTE RESOLUTION. Any and all disputes, controversies or claims relating to or arising out of the Contemplated Transactions shall be resolved in accordance with the dispute resolution procedures outlined in Schedule 9.14 attached hereto and made a part hereof for all intents and purposes. The Parties further agree that neither Party will institute litigation against the other Party, their Affiliates and each of their respective officers, directors, shareholders, agents and representatives relating to or arising out of the Contemplated Transactions, except as provided in the attached Schedule 9.14 and that the terms and provisions of this Section 9.14 shall survive the termination of this Agreement.
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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                   SELLER:
                                        TEXACO EXPLORATION AND
                                        PRODUCTION INC.


                                        -----------------------------------
                                        NAME: J. K. Hendrickson

                                        TITLE: Attorney-in-Fact
                                        Tax ID:  51-0265713



                                   BUYER:
                                        BARGO PETROLEUM CORPORATION



                                        -----------------------------------
                                        NAME:

                                        TITLE:
                                        Tax ID: 75-2526762





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